                                                                   EXHIBIT 10.26

                  NON-EXCLUSIVE LICENSE AGREEMENT EXHIBIT 10.26

         THIS NON-EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is entered into this 16th day of November 2001 by and among Bernhard Fritsch (herein referred to as "Licensee"), MCY.com, Inc. ("MCY"), a Delaware corporation, MCY Music World, Inc., a wholly-owned subsidiary of MCY ("Music World") and NETrax Technologies, Inc. ("NETrax"), a wholly-owned subsidiary of MCY (MCY, Music World and NETrax are sometimes herein referred to as "Licensors").

                                    RECITALS

         WHEREAS, the Licensee is party to the Severance Agreement with MCY of even date herewith.

         WHEREAS, the Licensors desires to grant and the Licensee desires to acquire a perpetual, non-exclusive, royalty free license to use digital platforms and all improvements thereon developed by the Licensors for distribution of audio, video and all other types of media (the "NeTrax Technology") for products that the Licensee or its affiliates have the right to distribute.

         WHEREAS, the parties acknowledge that Licensors shall retain ownership of and all right, title and interest in the Netrax Technology and to any modifications or improvements made to same.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree to the following:

                                    ARTICLE I
                              NON-EXCLUSIVE LICENSE

         1.1 The Licensors hereby grant to Licensee a non-exclusive worldwide right and license to make, use, distribute, sell or offer for sale and in any way commercialize the NeTrax Technology for the distribution of products that the Licensee or its affiliates have the right to distribute.

         1.2 Licensee may grant sublicenses to the NeTrax Technology only with the prior approval of Licensors only in accordance and subject to the terms of
Section 5.1 hereof. No such consent is required with respect to sublicenses granted by the Licensee for the sole purpose of an end-user accessing content that is being distributed by the Licensee.

         1.3 The non-exclusive rights and license herein granted shall include all patents throughout the world which may issue from or claim priority from the NeTrax Technology, including all divisionals, continuations or continuations in part, which may issue from the NeTrax Technology.

         1.4 The non-exclusive rights and license granted herein shall include all patents, trade secrets, trademarks, service marks, copyrights and other intellectual property throughout the world which may issue from or claim priority from the licensed patents, their related technology, trade secrets, trademarks, service marks and/or copyrights which may issue or arise in relation to the NeTrax Technology and its related technology; provided that, that the Licensors own any such rights or intellectual property and have the right to assign or license such rights to the Licensee.

         1.5 The license granted to Licensee under this Agreement shall commence on the date hereof and shall terminate twenty (20) years from the date of execution of this Agreement, unless earlier terminated by mutual agreement by the parties.

                                   ARTICLE II
                          DEVELOPMENT OF THE TECHNOLOGY

          2.1 Licensors shall file, maintain, prosecute, issue, respond to office actions, defend, amend or otherwise protect rights associated with the NeTrax Technology. In the event Licensee find it necessary to perform Licensor's obligations to file, maintain, prosecute, issue, respond to office actions, defend, amend or otherwise protect rights associated with the NeTrax Technology, Licensee shall have the right to assert Licensors' rights hereunder.

         2.2 Each party shall not have any financial obligation to the other party except as provided within this Agreement.


                                   ARTICLE III
                       NON-DISCLOSURE AND CONFIDENTIALITY

         3.1 Licensees and Licensor each agree that all inventions and discoveries are to be kept confidential and both of said parties hereby agree not to disclose any confidential information to any person or entity outside of the Licensors' and Licensee's respective organizations. This same caution and confidentiality must be exercised by all Licensors' and Licensee's employees and other agents who work for the Licensee or Licensor or have access to the confidential information. Furthermore, Licensee and Licensors each represent and warrant to the other that each such employee or agent will, before gaining access to any confidential information or any derivative thereof, have personally recognized in writing his obligations regarding the confidential information to be disclosed pursuant to this Agreement.

                                   ARTICLE IV
                          INTELLECTUAL PROPERTY RIGHTS

         4.1 All rights, title and interest in and to any NeTrax Technology and proprietary technologies, patents and know how related thereto (and all copyrights, trademarks and designs), and any and all improvements in or to any or all of the NeTrax Technology and proprietary technologies and know-how related thereto, throughout the universe in perpetuity shall belong solely and exclusively to the Licensors and their affiliates and their respective successors and assigns. Nothing in this Agreement or the performance thereof shall be construed to grant to the Licensees or to any third party any license to the foregoing intellectual property except in connection with the development and use of the License during the term of this Agreement. Nothing in this Agreement or the performance hereof shall be construed to grant to the Licensees or to any third party any ownership interest or license or other right in or to any of the foregoing intellectual property after the expiration or termination of this Agreement. Licensee shall notify Licensor of potentially patentable or copyrightable material within 180 days as from the expiration of the period to file for said protection under applicable law and Licensors shall file for patent and/or copyright protection of said inventions and discoveries at Licensors' expense.

         4.2 If Licensors have not filed for said patent and/or copyright protection within 60 days from the expiration of the period to file for said protection under applicable law, ownership of said patent and/or copyright rights shall revert to Licensee and Licensee shall be responsible for all associated costs and expenses.

         4.3 In the event that the Licensors shall determine to prosecute the patent for any discovery and/or invention pursuant to this Agreement, the Licensee will provide the Licensors with all the necessary source codes, information, drawings and other data requested by Licensors.

         4.4 After termination of this Agreement, all rights, title and interest to any and all of the intellectual property including any and all improvements thereon shall belong exclusively to the Licensors. Nothing in this Agreement or the performance thereof shall be construed to grant to the Licensee or to any third party any ownership interest or license after the expiration or termination of this Agreement.

         4.5 Although the parties acknowledge that Licensors retain all right, title and interest to the NeTrax Technology, all rights, title and interest in and to any product or material distributed by Licensee and any copyrights related thereto, throughout the universe in perpetuity shall belong solely and exclusively to the Licensee and its affiliates and their respective successors and assigns or, to the extent that Licensee licenses such product or material from a third party, such product or material shall remain the property of such third party.

                                    ARTICLE V
                                     ROYALTY

         5.1 Licensors are providing the License to the Licensee on a royalty-free basis. Any amendment of this arrangement is subject to mutual agreement of both parties.

                                   ARTICLE VI
                         ASSIGNMENT OF LICENSEE'S RIGHTS

         6.1 In the event Licensee desires to assign the license rights under this Agreement to a third-party, Licensees acknowledge that no such sale may occur without the Licensors' consent.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

         7.2 No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         7.3 All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express Priority Overnight delivery and shall be deemed received upon mailing thereof. Notices of change of address shall be given by written notice in the manner detailed in this subparagraph 7.3.

         7.4 This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         7.5 In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting fees, and any other professional fees resulting therefrom.

         7.6 This Agreement is the final expression of, and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein.

         7.7 Headings at the beginning of each Article are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

          7.8 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          7.9 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto consent to the jurisdiction of the Southern District of New York or the courts of the State of New York with respect to all disputes arising out of this Agreement.

         7.10 From and after the date hereof, all persons subject to or bound by this Agreement shall from time and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably be requested or required more effectively to evidence and give effect to the provisions of this Agreement (including, without limitation, certificates to the effect that this Agreement and the representations made herein continue to be operative and as to any defaults hereunder or modifications hereof).

         7.11 This Agreement can only be assigned by the Licensors and may not be assigned by the Licensee without the prior written consent of the Licensors. Notwithstanding the foregoing:

              (i) in order for any assignment by Licensors to be effective, any party to whom Licensors may assign this Agreement must agree to abide by the terms of this Agreement with Licensee, so that any such assignment will not adversely affect the rights granted to Licensee hereunder; and

              (ii) this agreement may be assigned by Licensee to any of its wholly-owned subsidiaries or "parent" corporation(s).

IN WITNESS WHEREOF, the parties hereto have executed as of the 16th day of November 2001.


BERNHARD FRITSCH



/s/ Bernhard Fritsch
---------------------------
Bernhard Fritsch



MCY.COM, INC.



By: /s/ C.L. HARPER
   -----------------------


Its:  President
     ---------------------


MCY MUSIC WORLD, INC.


By: /s/ C.L. HARPER
   -----------------------


Its:  President
     ---------------------


NETRAX TECHNOLOGIES, INC.

By: /s/ C.L. HARPER
   -----------------------


Its:  President
     ---------------------